UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2006

MAXIMUS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-12997	54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	11419 Sunset Hills Road Reston, Virginia	20190-5207
	(Address of principal executive offices)	(Zip Code)

(703) 251-8500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On June 20, 2006, the Board of Directors of MAXIMUS, Inc. (the “Company”) approved the grant of (i) 18,079 restricted stock units (the “RSUs”) and (ii) non-qualified options to purchase 225,500 shares of the common stock of the Company (the “Options”) to Richard A. Montoni, the Company’s Chief Executive Officer and President, pursuant to the terms of the Executive Employment, Non-Compete and Confidentiality Agreement entered into on April 21, 2006 between the Company and Mr. Montoni (the “Employment Agreement”). Terms of the Employment Agreement were previously disclosed (and a copy of the Employment Agreement was filed) by the Company in a current report on Form 8-K filed on April 26, 2006. The RSUs and Options were granted to Mr. Montoni pursuant to Section 1.5 of the Employment Agreement in order to replace awards that he forfeited or would forfeit if not exercised prior to June 30, 2006 as a result of his termination of employment with the Company on March 31, 2006.

The RSUs and Options are granted under the Company’s 1997 Equity Incentive Plan (the “Plan”) and are governed by the Plan’s standard Terms and Conditions for RSUs and for Options, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated by reference herein.

The RSUs are converted into shares of the Company’s stock, on a one-for-one basis, net of applicable taxes, on their respective vesting dates as follows:

Shares	Vest Date
3,792	3/31/2007
3,791	3/31/2008
3,208	3/31/2009
3,207	3/31/2010
2,582	3/31/2011
1,499	3/31/2012

Upon a termination of employment for any reason, RSUs that have not vested as of such date are forfeited. Upon a Change in Control (as defined in the RSU Terms and Conditions), unvested RSUs shall become fully vested.

The Options have an exercise price of $29.66 per share and a term of 6 years with one-fourth of the Options vesting and becoming exercisable on each of the first four anniversaries of the grant date. Upon a termination of employment, unvested Options as of such date shall be forfeited. Upon a termination of employment due to death or disability, exercisable Options shall remain exercisable for a period of twelve months from the termination date. Upon a termination of employment for any other reason, exercisable Options shall remain exercisable for three months from the termination date. Upon a Change in Control, Options that have not yet vested shall vest and become exercisable.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit No.	Description

10.1	MAXIMUS, Inc. 1997 Equity Incentive Plan - Restricted Stock Units - Terms and Conditions

10.2	MAXIMUS, Inc. 1997 Equity Incentive Plan - Non-Qualified Stock Option - Terms and Conditions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, INC.
Dated: June , 2006	By:	/s/ David R. Francis
Name: David R. Francis Title: General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	MAXIMUS, Inc. 1997 Equity Incentive Plan - Restricted Stock Units - Terms and Conditions

10.2	MAXIMUS, Inc. 1997 Equity Incentive Plan - Non-Qualified Stock Option - Terms and Conditions